As filed with the Securities and Exchange Commission on May 12, 2025

Registration No. 333-234332

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________
ARMOUR RESIDENTIAL REIT, INC.
(Exact name of registrant as specified in its charter)
____________________

Maryland (State or Other Jurisdiction of Incorporation or Organization)	26-1908763 (I.R.S. Employer Identification No.)
3001 Ocean Drive, Suite 201 Vero Beach, Florida (Address of Principal Executive Offices)	32963 (Zip Code)

Shares of Common Stock Issuable to Non-Executive Directors
(Full Title of the Plan)
____________________

Gordon M. Harper
Chief Financial Officer, Treasurer and Secretary
ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963
(Name and Address of Agent for Service)
(772) 617-4340
(Telephone number, including area code, of agent for service)
____________________
With a copy to:
Bradley D. Houser
Shane N. Segarra
Holland & Knight LLP
701 Brickell Avenue, Suite 3300
Miami, Florida 33131
(305) 374-8500
Facsimile (305) 789-7799
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer

Non-accelerated filer	Smaller reporting company
Emerging growth company
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
TERMINATION OF OFFERINGS

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment No. 1”) is being filed by ARMOUR Residential REIT, Inc. (the “Registrant”) to terminate all offerings under the Registration Statement on Form S-8 No. 333-234332, filed on October 25, 2019, registering 20,000 shares of common stock of the Company issuable to the Registrant’s non-employee directors in connection with certain director compensation, as adjusted to reflect the Registrant’s one-for-five reverse stock split, which was effective September 29, 2023 (“the Registration Statement”), filed by the Registrant with the Securities and Exchange Commission.

All shares subject to the Registration Statement have been issued. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement.

SIGNATURES
    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, on this 12th day of May, 2025.

ARMOUR RESIDENTIAL REIT, INC.

By: /s/ Scott J. Ulm
Name: Scott J. Ulm
Title: Chief Executive Officer and Vice Chairman (Principal Executive Officer)

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933.